CST Brands, Inc. Reports Third Quarter 2014 Results
- U.S. Motor Fuel Gross Profit Increased 52%
- U.S. Merchandise Gross Profit Increased 5%
- Overall Canada Gross Profit Increased 4%
- 25 New Stores Opened Year-to-Date
San Antonio, Texas, November 11, 2014 – CST Brands, Inc. (NYSE: CST), one of the largest independent retailers of motor fuels and convenience merchandise in North America, today reported financial results for the third quarter ended September 30, 2014.
Three Months Results
For the three month period ended September 30, 2014, the Company reported net income of $63 million, or $0.83 per diluted share. Net income was $42 million, or $0.56 per diluted share, for the comparable period in 2013. Included in net income are certain asset impairment charges, acquisition, legal and professional related expenses of $5 million, net of tax, for the three month period ended September 30, 2014. Asset impairment charges of $2 million, net of tax, were recorded for the three month period ended September 30, 2013. Excluding these items, net income would have been $68 million, or $0.90 per diluted share, and $44 million, or $0.58 per diluted share, for the three month periods ended September 30, 2014 and 2013, respectively.
Operating revenues totaled $3.2 billion for the third quarter of 2014 compared to $3.3 billion for the same period of 2013. The decrease in operating revenues was due to a decrease in the per gallon average selling price for the U.S. segment and sales volumes of motor fuel during the period. Additionally, a decline of $76 million due to the weakness of the Canadian dollar relative to the U.S. dollar contributed to the decrease in operating revenues.
Motor fuel gross profit (per gallon) in the U.S. for the third quarter of 2014, after deducting credit card fees, was $0.25 compared to $0.16 in the third quarter of 2013, which was primarily caused by a declining crude oil and wholesale gasoline pricing environment combined with the Company’s fuel pricing strategy. U.S. merchandise gross profit increased 5% when compared to the third quarter of 2013, primarily driven by improved food, beverage and snack categories across the Company’s network of stores.
In Canada, the motor fuel gross profit (per gallon) for the third quarter of 2014, after deducting credit card fees, was $0.26 compared to $0.24 in the third quarter of 2013. Excluding the effects of foreign exchange, the motor fuel gross profit (per gallon) increased $0.04.
Operating income was $104 million for the third quarter of 2014 compared to $69 million for the third quarter of 2013. Adjusted EBITDA (non-GAAP measures, including Adjusted EBITDA, are described and are reconciled to the corresponding GAAP measures in the Supplemental Disclosure section of this release) was $139 million for the three month period ended September 30, 2014 compared to $102 million for the same period in 2013. The increase in operating income and Adjusted EBITDA was due primarily to an increase in motor fuel gross profit of $40 million in the U.S., as discussed above, partially offset by increases in operating expenses and general and administrative expenses of $3 million and $10 million, respectively, when compared to the same periods in 2013. The increase in operating expenses was due to an increase in the number of company operated convenience stores during 2014 and an increase in health care costs in the U.S. The increase in general and administrative expenses was the result of acquisition, legal and professional related expenses and new costs associated with being an independent, stand-alone, public company, including additional corporate personnel and associated benefits and stock-based compensation.

Nine Months Results
Net income for the nine months ended September 30, 2014 was $106 million, or $1.40 per diluted share. For the same period in 2013, net income was $105 million, or $1.40 per diluted share. Included in 2014 net income are asset impairment charges, acquisition, legal and professional related expenses of $5 million, net of tax. Asset impairment and deferred tax charges of $9 million, net of tax, are included in net income for the nine month period ended September 30, 2013. Excluding these items, net income would have been $111 million, or $1.47 per diluted share, and $114 million, or $1.51 per diluted share, for the nine months ended September 30, 2014 and 2013, respectively. During the first four months of 2013, the Company was still a wholly-owned subsidiary of Valero and, as such, the nine months ended September 30, 2013 results do not include all of the expenses associated with being a stand-alone public company.
For the nine month period ended September 30, 2014, revenues were approximately $9.5 billion compared to $9.7 billion for the nine months ended September 30, 2013. The decline in revenues was driven by a decrease in both the retail price and gallons sold of motor fuel in the U.S. and a decline of $249 million in operating revenues in Canada due to the weakness of the Canadian dollar relative to the U.S. dollar.
Motor fuel gross profit (per gallon) in the U.S., after deducting credit card fees, was $0.16 in the first nine months of 2014 compared to $0.13 for the nine months ended September 30, 2013. U.S. merchandise gross profit percentage, net of credit card fees, increased to 30.2% for the nine months ended September 30, 2014 compared to 29.7% for the same period of the prior year.
In Canada, the motor fuel gross profit (per gallon), after deducting credit card fees, was $0.24 for the nine months ended September 30, 2014 and $0.24 for the same period of the prior year. Excluding the effects of foreign exchange, the motor fuel gross profit (per gallon) increased $0.02. Canada merchandise gross profit percentage, net of credit card fees, decreased to 27.5% for the nine months ended September 30, 2014 compared to 27.9% for the same period of the prior year.
Operating income was $186 million for the nine months ended September 30, 2014 compared to $178 million for the nine months ended September 30, 2013. Adjusted EBITDA was $284 million for the nine months ended September 30, 2014 compared to $273 million for the same period in 2013. The primary reasons for the declines were increases in operating expenses and general and administrative expenses of $13 million and $27 million, respectively, when compared to the same periods in 2013. The increase in operating expenses was due to an increase in the number of company operated convenience stores during 2014 and an increase in health care costs in the U.S. The increase in general and administrative expenses was the result of acquisition, legal and professional related expenses and new costs associated with being an independent, stand-alone, public company, including additional corporate personnel and associated benefits and stock-based compensation.
“We delivered strong results this quarter and finalized preparations for successful closings of the CrossAmerica and Nice N Easy transactions in October and November, respectively,” said Kim Lubel, Chairman and CEO of CST Brands. “We executed well, posting year-over-year operating income growth in both our U.S. and Canadian businesses, while further benefiting from a favorable fuel environment.” Lubel went on to say, “We also continue to move forward toward our goal of opening thirty-eight new stores this year, as we have now opened 25 new sites in the U.S. and Canada during 2014.”
New Store Openings
As of the date of this release, the Company has opened 19 new stores in the U.S. and 6 stores in Canada. The Company currently expects to open a total of 28 new stores in the U.S. and 10 new stores in Canada during 2014. These new stores provide a much larger footprint, more product variety and enhanced offerings such as food service.
Liquidity and Capital Resources
For the nine month period ended September 30, 2014, cash flow provided by operating activities totaled $293 million. Cash flow used in investing activities was $198 million, primarily related to capital expenditures. Cash flow used in financing activities was $42 million, due to payments of long-term debt and dividends. Overall, cash increased by $49 million. Cash, as of September 30, 2014, was $427 million.
Total capital expenditures for the three and nine months ended September 30, 2014 were $104 million and $192 million, respectively.
Conference Call
The Company will host a conference call on November 11, 2014 at 9:00 a.m. Eastern Time (8:00 a.m. Central Time) to discuss second quarter earnings results. The conference call numbers are 800-774-6070 or 630-691-2753 and the passcode for both is 5854571#. A live audio webcast of the conference call and the related earnings materials, including reconciliations of any non-GAAP financial measures to GAAP financial measures and any other applicable disclosures, will be available on that same day on the investor section of the CST Brands website (www.cstbrands.com). To listen to the audio webcast, go to http://www.cstbrands.com/en-us/investors/eventsandpresentations. After the live conference call, a replay will be available for a period of thirty days. The replay numbers are 888-843-7419 or 630-652-3042 and the passcode for both is 5854571#. An archive of the webcast will be available on the investor section of the CST Brands website at http://www.cstbrands.com/en-us/investors/eventsandpresentations within 24 hours after the call for a period of sixty days.

CST BRANDS, INC.
CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
(Millions of Dollars, Except per Share Amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Operating revenues(a)	$3,221	$3,316	$9,483	$9,715
Cost of sales	2,881	3,025	8,618	8,900
Gross profit	340	291	865	815
Operating expenses:
Operating expenses	172	169	502	489
General and administrative expenses	31	21	83	56
Depreciation, amortization and accretion expense	31	30	92	90
Asset impairments	2	2	2	2
Total operating expenses	236	222	679	637
Operating income	104	69	186	178
Other income, net	2	1	4	3
Interest expense	(10)	(10)	(30)	(17)
Income before income tax expense	96	60	160	164
Income tax expense	33	18	54	59
Net income	$63	$42	$106	$105

Earnings per common share
Basic earnings per common share	$0.83	$0.56	$1.40	$1.40
Weighted-average common shares outstanding (in thousands)	75,442	75,397	75,421	75,397
Earnings per common share - assuming dilution
Diluted earnings per common share	$0.83	$0.56	$1.40	$1.40
Weighted-average common shares outstanding - assuming dilution (in thousands)	75,631	75,432	75,570	75,416

Dividends declared per common share	$0.0625	$0.0625	$0.1875	$0.0625

Supplemental information:
(a) Includes excise taxes	$517	$506	$1,492	$1,516
Comparative financial statements of prior periods were adjusted to apply the weighted-average cost method of valuing the Company’s motor fuel inventory retrospectively. See Note 2 of the Company’s consolidated and combined financial statements included in its Report on Form 10-K for the fiscal year ended December 31, 2013.

Segment Results
U.S.
The following tables highlight the results of operations and certain operating metrics of the Company’s U.S. segment (millions of dollars, except number of convenience stores, per site per day and per gallon amounts):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Operating revenues:
Motor fuel	$1,622	$1,658	$4,774	$4,938
Merchandise	355	342	1,001	967
Other	13	13	43	43
Total operating revenues	$1,990	$2,013	$5,818	$5,948
Gross profit:
Motor fuel	$117	$77	$226	$191
Merchandise	107	102	302	287
Other	13	13	42	41
Total gross profit	237	192	570	519
Operating expenses	111	108	323	307
Depreciation, amortization and accretion expense	22	21	65	63
Asset impairments	2	2	2	2
Operating income	$102	$61	$180	$147

Company operated retail sites at end of period	1,046	1,041	1,046	1,041

Average company operated retail sites during the period	1,045	1,037	1,042	1,034

Total system operating statistics:
Motor fuel sales (gallons per site per day)	4,921	5,003	4,903	5,045
Motor fuel sales (per site per day)	$16,865	$17,364	$16,777	$17,492

Motor fuel gross profit per gallon:
Motor fuel gross profit, before credit card fees	$0.288	$0.203	$0.204	$0.175
Credit card fees	(0.042)	(0.042)	(0.042)	(0.041)
Motor fuel gross profit, net	$0.246	$0.161	$0.162	$0.134

Merchandise sales (per site per day)	$3,686	$3,584	$3,516	$3,424

Merchandise gross profit, net (percentage of merchandise revenues):
Merchandise gross profit, before credit card fees	31.0%	30.6%	31.0%	30.5%
Credit card fees effect on profit	(0.8)	(0.8)	(0.8)	(0.8)
Merchandise gross profit, net	30.2%	29.8%	30.2%	29.7%

U.S. (continued)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Company Operated Retail Sites:
Beginning of period	1,044	1,034	1,036	1,032
NTIs	5	8	15	13
Acquisitions	—	—	—	—
Closed	(3)	(1)	(5)	(4)
End of period	1,046	1,041	1,046	1,041

Average company operated retail sites during the period	1,045	1,037	1,042	1,034

Same Store Information(a):
Company operated retail sites	1,018	1,018	1,006	1,006
Motor fuel sales (gallons per site per day)	4,812	5,033	4,800	5,070
Merchandise sales (per site per day)	$3,620	$3,597	$3,442	$3,427
Merchandise gross profit percent, net	30.0%	29.7%	30.0%	29.6%
Merchandise sales, ex. cigarettes (per site per day)	$2,574	$2,506	$2,427	$2,362
Merchandise gross profit percent, net ex. cigarettes	35.5%	35.8%	35.6%	35.8%
Merchandise gross profit dollars	$102	$100	$284	$279
Other services operating revenues(b)	$13	$13	$40	$41

NTI Information(c):
Company operated retail sites at end of period	63	46	63	46
Company operated retail sites (average)	60	42	56	37
Motor fuel sales (gallons per site per day)	9,547	9,758	9,369	9,965
Merchandise sales (per site per day)	$7,066	$6,945	$6,660	$6,701
Merchandise gross profit percent, net	32.5%	33.1%	32.8%	32.8%
Merchandise sales, ex. cigarettes (per site per day)	$5,678	$5,509	$5,335	$5,272
Merchandise gross profit percent, net ex. cigarettes	36.6%	37.7%	36.9%	37.4%

(a)
The same store information consists of aggregated individual store results for all sites in operation substantially throughout both periods presented. Stores that were temporarily closed for a brief period of time during the periods being compared remain in the same store sales comparison. If a store is replaced, either at the same location or relocated to a new location, it is removed from the comparison until the new store has been in operation for substantially all of the periods being compared.

(b)	Other services include revenues from car wash and commissions from lottery, money orders, air/water/vacuum services, video and game rentals and access to ATMs.

(c)
New to industry convenience stores (“NTIs”) consist of all new stores opened after January 1, 2008, which is generally when the Company began operating its larger formatted stores that accommodate broader merchandise categories and food offerings and have more fuel dispensers than the legacy stores. Approximately 57% of the total NTIs were opened in the last two years and are considered to be in the development period.

Canada
The following tables highlight the results of operations and certain operating metrics of the Canada segment (millions of U.S. dollars, except number of retail sites, per site per day and per gallon amounts):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Operating revenues:
Motor fuel	$1,067	$1,140	$3,093	$3,202
Merchandise	72	71	191	197
Other	92	92	381	368
Total operating revenues	$1,231	$1,303	$3,665	$3,767
Gross profit:
Motor fuel	$69	$64	$180	$179
Merchandise	19	20	52	55
Other	15	15	63	62
Total gross profit	103	99	295	296
Operating expenses	61	61	179	182
Depreciation, amortization and accretion expense	9	9	27	27
Operating income	$33	$29	$89	$87

Retail sites (end of period):
Company operated	282	268	282	268
Dealers / Agents (fuel only)	501	495	501	495
Cardlock (fuel only)	73	77	73	77
Total retail sites (end of period)	856	840	856	840

Average retail sites during the period:
Company operated	281	267	277	265
Dealers / Agents (fuel only)	500	497	499	501
Cardlock (fuel only)	73	77	74	79
Average retail sites during the period	854	841	850	845

Total system operating statistics:
Motor fuel sales (gallons per site per day)	3,370	3,465	3,244	3,292
Motor fuel sales (per site per day)	$13,569	$14,748	$13,330	$13,899

Motor fuel gross profit per gallon:
Motor fuel gross profit, before credit card fees	$0.283	$0.265	$0.262	$0.260
Credit card fees	(0.023)	(0.025)	(0.023)	(0.023)
Motor fuel gross profit, net	$0.260	$0.240	$0.239	$0.237

Company operated retail site statistics:
Merchandise sales (per site per day)	$2,767	$2,890	$2,518	$2,725

Merchandise gross profit, net (percentage of merchandise revenues):
Merchandise gross profit, before credit card fees	27.4%	28.9%	28.3%	28.6%
Credit card fees effect on profit	(0.8)	(0.7)	(0.8)	(0.7)
Merchandise gross profit, net	26.6%	28.2%	27.5%	27.9%

Canada (continued)

	Company Operated(b)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Retail Sites:
Beginning of period	279	265	272	261
NTIs	2	2	3	2
Acquisitions	—	—	4	1
Conversions, net(a)	1	1	3	4
Closed	—	—	—	—
End of period	282	268	282	268

Average company operated retail sites during the period	281	267	277	265

Average foreign exchange rate for $1 CAD to USD	0.91065	0.96078	0.91497	0.97630

Same Store Information ($ amounts in CAD)(c),(d):
Company operated retail sites	262	262	256	256
Motor fuel sales (gallons per site per day)	3,540	3,636	3,430	3,533
Merchandise sales (per site per day)	$3,054	$2,989	$2,775	$2,813
Merchandise gross profit percent, net	26.6%	28.2%	27.6%	27.9%
Merchandise sales, ex. cigarettes (per site per day)	$1,543	$1,548	$1,396	$1,425
Merchandise gross profit percent, net ex. cigarettes	36.2%	37.0%	36.8%	37.1%
Merchandise gross profit dollars	$20	$20	$54	$55
Other services operating revenues(e)	$4	$4	$12	$11

NTI Information ($ amounts in CAD)(c),(f):
Company operated retail sites at end of period	26	18	26	18
Company operated retail sites (average)	25	17	24	16
Motor fuel sales (gallons per site per day)	5,353	5,715	5,210	5,601
Merchandise sales (per site per day)	$3,465	$3,447	$3,121	$3,231
Merchandise gross profit percent, net	27.6%	29.6%	28.4%	29.3%
Merchandise sales, ex. cigarettes (per site per day)	$1,889	$1,882	$1,708	$1,734
Merchandise gross profit percent, net ex. cigarettes	36.1%	39.4%	36.5%	39.0%

Canada (continued)

	Dealers/Agents(b)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Retail Sites:
Beginning of period	498	498	499	507
New dealers	5	2	9	5
Conversions, net(a)	(1)	(1)	(3)	(4)
Closed or de-branded	(1)	(4)	(4)	(13)
End of period	501	495	501	495

Average retail sites during the period	500	497	499	501

Same Store Information(d):
Retail sites	467	467	459	459
Motor fuel sales (gallons per site per day)	2,876	3,037	2,682	2,790

(a)
Conversions represent stores that have changed their classification from dealers/agents to company owned and operated or vice versa. Changes in classification result when the Company either takes over the operations of dealers/agents or convert an existing company owned and operated store to dealers/agents.

(b)	Company operated retail sites sell motor fuel and merchandise. The Company only sells motor fuel at dealers/agents.

(c)	All amounts presented are stated in Canadian dollars to remove the impact of foreign exchange and all fuel information excludes amounts related to cardlock operations.

(d)
The same store information consists of aggregated individual store results for all sites in operation substantially throughout both periods presented. Stores that were temporarily closed for a brief period of time during the periods being compared remain in the same store sales comparison. If a store is replaced, either at the same location or relocated to a new location, it is removed from the comparison until the new store has been in operation for substantially all of the periods being compared.

(e)	Other services include revenues from car wash and commissions from lottery, money orders, air/water/vacuum services, video and game rentals and access to ATMs.

(f)
NTIs consist of all new stores opened after January 1, 2008, which is generally when the Company began operating its larger formatted stores that accommodate broader merchandise categories and food offerings. NTIs exclude dealers/agents. Approximately 50% of the total NTIs were opened in the last two years and are considered to be in the development period.

Supplemental Disclosure Regarding Non-GAAP Financial Information
Adjusted EBITDA represents net income before income taxes, interest expense, depreciation, amortization and accretion expense. EBITDAR further adjusts Adjusted EBITDA by excluding minimum rent expense. The Company believes that Adjusted EBITDA and EBITDAR are useful to investors and creditors in evaluating its operating performance because (a) they facilitate management’s ability to measure the operating performance of its business on a consistent basis by excluding the impact of items not directly resulting from the Company’s retail operations; (b) securities analysts and other interested parties use such calculations as a measure of financial performance and debt service capabilities; and (c) the financial covenants in the Company’s debt agreements use Adjusted EBITDA and EBITDAR in calculating the total lease adjusted leverage ratio and fixed charge coverage ratio. Adjusted EBITDA and EBITDAR are not recognized terms under U.S. generally accepted accounting principles (“GAAP”) and do not purport to be alternatives to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Adjusted EBITDA and EBITDAR have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the results of operations as reported under GAAP.
The following table presents the Company’s Adjusted EBITDA and EBITDAR for the three and nine months ending September 30, 2014 and 2013 and reconciles net income to Adjusted EBITDA and EBITDAR (in millions):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Net income	$63	$42	$106	$105
Interest expense	10	10	30	17
Income tax expense	33	18	54	59
Depreciation, amortization and accretion	31	30	92	90
Asset impairments	2	2	2	2
Adjusted EBITDA	139	102	284	273
Minimum rent expense	8	7	22	20
EBITDAR	$147	$109	$306	$293
CST BRANDS, INC.
CONDENSED BALANCE SHEETS
(Millions of Dollars)

	September 30,	December 31,
	2014	2013
ASSETS	(Unaudited)
Cash	$427	$378
Other current assets	412	388
Total current assets	839	766
Property and equipment, net	1,396	1,326
Other long-term assets	189	211
Total assets	$2,424	$2,303
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current portion of debt and capital lease obligations	$45	$36
Other current liabilities	514	427
Total current liabilities	559	463
Debt and capital lease obligations, less current portion	976	1,006
Deferred income taxes and other long-term liabilities	194	207
Total stockholders’ equity	695	627
Total liabilities and stockholders’ equity	$2,424	$2,303

About CST Brands, Inc.
CST Brands, Inc. (NYSE: CST), a Fortune 500 Company, is one of the largest independent retailers of motor fuels and convenience merchandise in North America. Based in San Antonio, Texas, CST employs nearly 12,000 Team Members at approximately 1,900 locations throughout the Southwestern United States and Eastern Canada offering a broad array of convenience merchandise, beverages, snacks and fresh food. In the U.S., CST Corner Stores proudly sell fuel and signature products such as Fresh Choices baked and packaged goods, U Force energy and sport drinks, Cibolo Mountain coffee, FC Soda and Flavors2Go fountain drinks. In Canada, CST is the exclusive provider of Ultramar fuel and its Dépanneur du Coin and Corner Stores sell signature Transit Café coffee and pastries. CST also owns the general partner of CrossAmerica Partners LP, a master limited partnership, and wholesale distributor of fuels, based in Allentown, Pennsylvania. For more information about CST, please visit cstbrands.com.
Contacts
Investors: Randy Palmer, Director – Investor Relations, 210-692-2160
Media: The DeBerry Group, Melissa Ludwig or Trish DeBerry, 210-223-2772
Safe Harbor Statement
Statements contained in this release that state the Company’s or management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “believe,” “expect,” “should,” “intends,” “estimates,” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see CST Brand’s Form 10-Q or Form 10-K filed with the Securities and Exchange Commission, and available on the CST Brand’s website at www.cstbrands.com. The Company undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events or otherwise.